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                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 16, 2001, is entered into between COMPUTER MOTION, INC., a Delaware corporation (the "Company"), and the other parties signatory hereto (the "Purchasers").

        WHEREAS, the Company and the Purchasers have entered into that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of the date hereof, pursuant to which the Company has agreed to issue and sell to the Purchasers an aggregate of (i) $10,024,000 face amount of its Series B Convertible Preferred Stock (the "Preferred Stock"), which Preferred Stock, together with, in certain circumstances, accrued dividends thereon, is convertible into such number of shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company as may be determined pursuant to the Certificate of Designations establishing the terms of the Preferred Stock and (ii) warrants (the "Warrants") to purchase up to 557,931 shares of Common Stock (the "Warrant Shares"); and

        WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchasers' agreement to enter into the Securities Purchase Agreement, the Company has agreed to provide the Purchasers with certain registration rights with respect to the Conversion Shares (as defined below);

        NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and in the Securities Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        SECTION 1.1 Definitions. Capitalized terms used herein and defined in the Securities Purchase Agreement shall have the same respective meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed to them below:

        "Purchasers" shall mean the Purchasers referenced in the preamble, and, unless the context otherwise requires, shall include any Purchaser for so long as it owns any Registrable Securities and any assignee or transferee of the Preferred Stock, the Warrants or the Registrable Securities to which the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and that is the registered holder of the Preferred Stock, the Warrants or the Registrable Securities, as the case may be.


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        "Registrable Securities" means all of the Shares, the Warrant Shares and any other securities of the Company that are issued or issuable upon conversion of the Preferred Stock or the exercise of the Warrants (together, the "Conversion Shares") until (i) a registration statement under the Securities Act covering the offer and sale of the Conversion Shares has been declared effective by the Commission and the Conversion Shares have been disposed of pursuant to such effective registration statement, (ii) the Conversion Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met,
(iii) such Conversion Shares have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for the Conversion Shares not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Purchasers holding a majority in aggregate outstanding face amount of the Preferred Stock, such Conversion Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

        "Registration Statement" means the registration statement filed by the Company pursuant to Section 2.1(a) and any additional registration statement filed by the Company pursuant to Section 2.1(b).

        "Underwriter" means a securities dealer that purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                                   ARTICLE II
                              REGISTRATION RIGHTS

        SECTION 2.1 Registration Requirements. The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Purchasers. Such commercially reasonable efforts by the Company shall include the following:

            (a) The Company will as expeditiously as possible, and in no event later than March 31, 2001 (the "Filing Deadline"), prepare and file with the Commission a registration statement (the "Registration Statement") on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the Commission and, if not, on such other form promulgated by the Commission for which the Company then qualifies and that counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities), and use its commercially reasonable efforts to cause such filed Registration Statement to become effective by the Effectiveness Deadline. The "Effectiveness Deadline" shall mean, as applicable, (i) in the event such Registration Statement is not subject to review by the Commission, five (5) business days after the date that the Company is first advised by the Commission, whether orally or in writing, that such Registration Statement will not be subject to review by the Commission and (ii) in the event such Registration Statement shall be subject to


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review by the Commission, the earlier of ninety (90) days from the date of this
Agreement or five (5) business days after the date that the Company is first advised by the Commission, whether orally or in writing, that it has no further comments in connection with its review of the Registration Statement; provided that such date shall be extended for such reasonable additional number of days (not to exceed thirty (30) days) that the Company delays the effectiveness of the Registration Statement in order to amend the disclosure included in the Registration Statement, as a result of the Company or any affiliate entering into a transaction (such as a merger or acquisition or disposition of a business) which transaction is required to be disclosed in the Registration Statement or which transaction necessitates the restatement or other modification of the financial statements contained or incorporated by reference therein (together "Delaying Events"). In the event the Registration Statement shall not have been declared effective by the Commission within 180 days from the date of this Agreement (irrespective of the occurrence of any Delaying Events), each Purchaser shall have the right, by written notice to the Company, to cause the Company to redeem its Preferred Stock at a price equal to the sum of (a) 115% of face amount thereof plus (b) accrued and unpaid dividends thereon to the date of redemption. The date of redemption shall be the date five business days after delivery by a Purchaser of a notice of redemption. The Company will as expeditiously as possible prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than: (i) in the case of a non-underwritten offering of Registrable Securities, until there shall no longer be any Registrable Securities or (ii) with respect to an underwritten offering of Registrable Securities, ninety (90) days after the commencement of the distribution of Registrable Securities covered by the Registration Statement (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and the Company will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Purchaser as set forth in the Registration Statement.

            (b) The number of Registrable Securities covered by the initial Registration Statement shall equal 4,780,000 shares of Common Stock of the Company. Of such total number of shares of Common Stock covered by such Registration Statement, 557,931 shares shall relate to shares of Common Stock issuable upon exercise of the Warrants and the balance shall relate to shares of Common Stock issuable upon conversion of the Preferred Stock; such shares of Common Stock covered by the Registration Statement shall be allocated pro rata among the holders of such securities. In the event that in the future Registrable Securities shall consist of securities of the Company other than or in additional to the shares of Common Stock referenced in the preceding sentence, the Company shall as expeditiously as possible (and in no event more than twenty (20) days from the date of the event that results in such change) file a post-effective amendment to the Registration Statement (or, if necessary file or cause to be filed a new or additional Registration Statement) to reflect the registration of the offer and resale of such additional or other securities and use its commercially reasonable efforts to cause such post-effective amendment or new or additional Registration Statement to become effective within ninety (90) days (or in the event such Registration Statement is not subject to review by the Commission or, if subject to review by the Commission, five (5) business days after the date that the Company is first advised by the Commission, whether orally or in writing, that such Registration Statement will not be subject to review by the Commission or that it has no further



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comments in connection with its review of the Registration Statement) from the date of the event that results in such change. In the event the filing of a new or additional Registration Statement is required, references herein to the Registration Statement shall also refer to such new or additional registration statement (except that for purposes of Section 2.1(a) above, the Filing Deadline shall refer to the end of the twenty (20) day period referenced above and the Effectiveness Deadline shall refer to the end of the ninety (90) day or shorter period referenced above).

            (c) The Company will, prior to filing the Registration Statement or prospectus or any amendment or supplement thereto, furnish to each Purchaser, its counsel, and each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement and prospectus or any amendment or supplement thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing persons (such approval not to be unreasonably withheld or delayed), and thereafter furnish to each Purchaser, its counsel and each Underwriter, if any, for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as each Purchaser, its counsel or each Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.

            (d) The Company will use its commercially reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as each Purchaser may reasonably (in light of its intended plan of distribution) request and (ii) if applicable, cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable each Purchaser to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for the fulfillment of its obligation under this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

            (e) The Company will promptly notify each Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be



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incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that (or the Company otherwise becomes aware of any statement included in the Registration Statement, related prospectus or documents that is untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that), in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (in which event the Company will promptly make available to each Purchaser any such supplement or amendment to the Registration Statement and, as applicable, the related prospectus).

            (f) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and that is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities (each Purchaser may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any applicable Underwriter also be made to and for the benefit of each Purchaser).

            (g) The Company will make available to each Purchaser (and will deliver to its counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, for inspection by each Purchaser, its counsel, any Underwriter participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other professional retained by any Purchaser or such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary in the reasonable opinion of the Inspectors to avoid or correct a misstatement or omission in the Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon written advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors


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that the Inspectors are compelled to disclose. The Company may require, as a condition to the disclosure to any Inspector of any confidential information, that such Inspector execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such Inspector agrees to the confidential treatment of such information as contemplated above. Each Purchaser agrees that information obtained by it as a result of such inspections (not including any information obtained from a third party who is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Purchaser further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

            (h) The Company will furnish to each Purchaser and to each Underwriter, if any, a signed counterpart, addressed to such Purchaser and such Underwriter, of (1) an opinion or opinions of counsel to the Company and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as any Purchaser or the managing Underwriter therefor reasonably requests. The Company agrees that, (x) upon effectiveness of the Registration Statement and (y) if requested by Purchasers holding in the aggregate a majority of Registrable Securities, upon the effectiveness of each amendment thereto subsequent to effectiveness of the Registration Statement, whether by the filing of a post-effective amendment thereto or the incorporation by reference of reports subsequently filed with the Commission, it will cause to be delivered to each Purchaser (i) if applicable and only to the extent permitted by the rules of the AICPA, a comfort letter in customary form from its independent public accountants and (ii) if applicable, an opinion of counsel to the Company, covering customary matters, including a statement providing negative assurances as to the absence of any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary to make the statements contained in the Registration Statement and in the case of the related prospectus (as so amended), in light of circumstance in which they were made, not misleading.

            (i) The Company will comply with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (j) The Company will appoint American Stock Transfer and Trust Company as its transfer agent and registrar for all the Registrable Securities covered by the Registration Statement not later than the effective date of the Registration Statement.

            (k) The Company shall take all steps necessary to enable the Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act, if available.


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            (l) In connection with an underwritten offering, the Company will cooperate, to the extent reasonably requested by the managing Underwriter for the offering or Purchasers holding in the aggregate a majority of Registrable Securities, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows" on a schedule as shall be reasonably satisfactory to, and not unduly burdensome on, the Company; provided that the Company shall not be obligated to participate in more than one such offering in any twelve (12) -month period and any such participation by the Company shall be at the expense of the managing Underwriter or the requesting Purchasers unless the Company shall also be offering securities in such underwritten offering.

        The Company may require each Purchaser promptly to furnish in writing to the Company such information regarding the intended methods of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including, without limitation, all such information as may be requested by the Commission or the NASD or any state securities commission or similar authority. If any Purchaser fails to provide such information requested in connection with such registration within ten (10) business days after receiving such written request, then the Company may cease pursuit of such registration in respect of such Purchaser's Registrable Securities until such information is provided.

        Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e) hereof, such Purchaser will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(e)(iv) hereof, and, if so directed by the Company, such Purchaser will deliver to the Company all copies, other than permanent file copies then in such Purchaser's possession, of the most recent prospectus covering the Registrable Securities at the time of receipt of such notice.

        SECTION 2.2 Registration Expenses. In connection with registration hereunder, the Company shall pay the following registration expenses incurred in connection therewith (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a single firm of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any (A) opinion letters or costs associated with delivery by counsel to the Company of an opinion letter or opinion letters or (B) comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, in each case required by or requested pursuant to Section 2.1(h) hereof), and (vii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions, or any transfer taxes attributable to the sale of Registrable Securities, or the cost of any special audit required by the Purchasers, such costs to be borne by the Purchasers.


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                                  ARTICLE III
                             PAYMENTS BY THE COMPANY

        SECTION 3.1 Payments by the Company. In the event the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline (or after the Registration Statement has been declared effective by the Commission, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 2.1(b) hereof) cannot be made pursuant to the Registration Statement (by reason of a stop order, the Company's failure to update the Registration Statement, the need to file and have declared effective a post-effective amendment or any other reason outside the control of the Purchasers), then the Company will make payments to the Purchasers in such amounts and at such times as shall be determined pursuant to this Section 3.1 as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of its ability to resell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), provided that, in the event a Delaying Event requires the filing of a post-effective amendment to the Registration Statement, no payment shall be required to the extent sales of Registrable Securities cannot be made pursuant to the Registration Statement for periods aggregating no more than thirty (30) days in any 365-day period. The Company shall pay to each Purchaser an amount equal to (i) (A) .02 times (B) the aggregate face amount of Preferred Stock held by such Purchasers (including, without limitation, Preferred Stock that have been converted into Registrable Securities then held by such Purchaser but excluding any Preferred Stock as to which the Registrable Securities received upon conversion thereof have been resold by such Purchaser) times (ii) the sum of: (A) the number of months (prorated per day for partial months) following the Filing Deadline that the Registration Statement is not filed pursuant to Section 2.1(a) or following the Effectiveness Deadline that the Registration Statement is not declared effective by the Commission, as the case may be, plus (B) the number of months (prorated per day for partial months) following the Effectiveness Deadline that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective for more than 10 days in any 365-day period. Such amounts shall be paid in cash or, at each Purchaser's option, may be received (subject to the Maximum Share Issuance, the 4.9% Limitation and the 9.9% Limitation) in a number of shares of Common Stock as determined based upon the applicable Conversion Price on each date that such payment is due. Any shares of Common Stock so issued shall constitute Registrable Securities. If any Purchaser desires to receive the amounts due hereunder in shares of Common Stock, it shall so notify the Company in writing at least two (2) business days prior to the date on which such amounts are payable, and such shares of Common Stock shall be delivered on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within three (3) business days after the end of the period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within three (3) business days after the end of such thirty (30) day period.


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                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

        SECTION 4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), joint or several, and any action in respect thereof to which such Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are based upon information furnished in writing to the Company by such Purchaser or an Underwriter expressly for use therein, and shall reimburse such Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any reasonable legal and other expenses reasonably incurred by such Purchaser, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings as such expenses are incurred; provided, however, that the Company shall not be liable to such Purchaser to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Purchaser to the Person asserting the claim from which such Damages arise and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; provided further, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any prospectus if (x) such untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, the Purchaser thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person or entity who controls such Underwriters on customary terms.

        SECTION 4.2 Indemnification by the Purchasers. Each Purchaser, severally and jointly, agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to such Purchasers, but only with reference to information related to such Purchaser or its plan of distribution furnished in writing by such Purchaser or on such


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Purchaser's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents or any such controlling Person or its partners, Affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against such Purchaser, such Purchaser shall have the rights and duties given to the Company, and the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such controlling Person, or its partners, Affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to the Purchaser by Section 4.1. Each Purchaser also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities with reference to the same information as to which it agrees to indemnify the Company referenced above, their officers and directors and each Person who controls such Underwriters on customary terms. The Company shall be entitled to receive indemnities on customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or the Registration Statement.

        SECTION 4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 4.1 or
4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

        SECTION 4.4 Contribution. If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and any Purchaser, on the one hand, and the Underwriters, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Purchaser, on the one hand, and the Underwriters, on the other hand, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Purchaser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and such Purchaser, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of such Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Purchaser, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Purchaser bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Purchaser, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Purchaser or by the Underwriters. The relative fault of the Company, on the one hand, and of such Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the

Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and any Purchaser shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Purchaser were offered to the public (less underwriting discounts and commissions) less the amount paid by such Purchaser to the Company for the Preferred Stock and the Warrants exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE V
                                  MISCELLANEOUS

        SECTION 5.1 Term. The registration rights provided to the holders of Registrable Securities hereunder shall terminate on such date as there shall be no Registrable Securities; provided, however, that the provisions of Article IV hereof shall survive any termination of this Agreement.

        SECTION 5.2 Rule 144. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as registered holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Purchasers to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. If at any time the Company is not required to file such reports, it will, upon the reasonable request of any registered holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144, within the limitations of the exemption provided thereby. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such requirements.

        SECTION 5.3 Restrictions on Sale by the Company and Others. If, and to the extent, reasonably requested by the managing Underwriter or Underwriters in the case of an underwritten public offering, that includes Registrable Securities as contemplated by Section 2.1, the Company shall use commerically reasonable efforts to cause its Affiliates to agree not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to, and during the period beginning on the effective date of the Registration Statement (except as part of the Registration Statement) until all of the Registrable Securities offered thereunder have been sold pursuant to such underwritten public offering, provided, however, that such period shall not exceed ninety (90) days.

        SECTION 5.4 Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the registered holders of a majority of the then outstanding Registrable Securities (for the purposes of determining whether the consent of such holders have been obtained, the registered holder of Preferred Stock or Warrants shall be deemed to hold the underlying Registrable Securities issuable upon conversion or exercise thereof (notwithstanding any limitation on conversion or exercise). Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of registered holders of Registrable Securities whose securities are being resold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being so resold; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

        SECTION 5.5 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the benefits and right contemplated hereunder to be provided to any holder of the Preferred Stock, the Warrants or the Registrable Securities shall be limited to the registered holder thereof. Each Purchaser may assign its rights under this Agreement to any subsequent holder of the Preferred Stock, the Warrants or the Registrable Securities, provided that the Company shall have the right to require any such subsequent holder of the Preferred Stock, the Warrants or the Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Securities Purchase Agreement, the Escrow Agreement, the Preferred Stock and the Warrants sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions, agreements and understandings (written or oral) of any and every nature between them with respect to such subject matter.

        SECTION 5.6 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

        SECTION 5.7 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Computer Motion, Inc., 130 Cremona Drive, Goleta, California 93117, Attention: Gordon Rogers, Facsimile No.: (805) 685-9277; with copies (which shall not constitute notice) to: Stradling, Yocca, Carlson & Rauth, Attention: Lawrence Cohn, Facsimile No. (949) 725-4100; and (ii) if to the Purchasers: to the addresses for notices set forth in the Securities Purchase Agreement. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice by a reputable air courier service.

        SECTION 5.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        SECTION 5.9 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

        SECTION 5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same instrument.

        SECTION 5.11 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

        SECTION 5.12 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                                 COMPUTER MOTION, INC.


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                 Title:


                                                 SOCIETE GENERALE


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                 Title:


                                                 CATALPA ENTERPRISES LTD.


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                 Title:



                                                 -------------------------------
                                                 JEFFREY O. HENLEY



                                                 -------------------------------
                                                 ROBERT W. DUGGAN



                                                 ------------------------------
                                                 MAHKAM ZANGANEH


                                                 BAYSTAR CAPITAL, LP


                                                 By:
                                                    ----------------------------


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                 Title:


                                                 BAYSTAR INTERNATIONAL, LTD.


                                                 By:
                                                    ----------------------------


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                 Title: